UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SCOPUS BIOPHARMA INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	82-1248020
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

420 Lexington Avenue, Suite 300
New York, New York	10170
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☒

Securities Act registration statement or Regulation A offering statement file number to which this form relates:	024-11228
(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the shares of common stock of Scopus BioPharma Inc. (the “Company”). The description of the common stock in the section entitled “Securities Being Offering and Description of Securities” in the offering circular included in the Company’s Offering Statement on Form 1- A (File No. 024-11228) filed with the Securities and Exchange Commission on May 29, 2020, as amended from time to time (the “Offering Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of offering circular or offering circular supplement to the Offering Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2. Exhibits.

In accordance with the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Very truly yours,

Scopus BioPharma Inc.

By:	/s/ Joshua R. Lamstein
Name: Joshua R. Lamstein
Title: Chairman

Dated: December 9, 2020